Exhibit 99
AS OF FEBRUARY 28, 2003
U.S. TRUSTEE BALANCE SHEET
AS OF FEBRUARY 28, 2003
(in millions, except share amounts)

February, 2003
ASSETS
Current Assets
Cash and cash equivalents	$ 3,589
Accounts receivable:
Customers (net of allowance for doubtful accounts of $65 million)	1,730
Related parties	31
Regulatory balancing accounts	112
Inventories:
Gas stored underground and fuel oil	86
Materials and supplies	120
Prepaid expenses and other	291
Total current assets	5,959

Property, Plant, and Equipment
Electric	19,058
Gas	8,120
Construction work in progress	424
Total property, plant, and equipment (at original cost)	27,602
Accumulated depreciation and decommissioning	(13,617)
Net property, plant, and equipment	13,985

Other Noncurrent Assets
Regulatory assets	1,960
Nuclear decommissioning trust funds	1,308
Other	1,775
Total noncurrent assets	5,043
TOTAL ASSETS	$ 24,987

LIABILITIES AND EQUITY
Liabilities
Accounts payable
Trade creditors	$ 334
Related parties	122
Regulatory Balancing Accounts	440
Other	254
Accrued taxes	20
Rate reduction bonds	1,376
QUID's	-
Deferred income taxes	1,612
Deferred tax credits	141
Pre-petition secured debt	3,073
Pre-petition liabilities	3,807
Pre-petition financing debt	5,691
Other liabilities	3,347
Total liabilities	20,217

Preferred Stock With Mandatory Redemption Provisions	137

Stockholders' Equity
Preferred stock without mandatory redemption provisions
Nonredeemable--5% to 6%, outstanding 5,784,825 shares	145
Redeemable--4.36% to 7.04%, outstanding 5,973,456 shares	149
Common stock, $5 par value, authorized 800,000,000 shares;
issued 321,314,760 shares	1,606
Additional paid in capital	1,964
Reinvested earnings (Accumulated deficit)	769
Total stockholders' equity	4,633

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 24,987

PACIFIC GAS AND ELECTRIC COMPANY
U.S. TRUSTEE BALANCE SHEET
AS OF FEBRUARY 28, 2003

Notes

1

These unaudited financial statements are prepared for the U.S. Trustee and differ from the requirements of generally accepted accounting principles in that they exclude certain financial statements (statements of cash flows, stockholders equity, and other comprehensive income), relevant footnotes and certain reclassifications.

2

These unaudited financial statements were prepared using certain assumptions and estimates.  These assumptions and estimates are subject to revision.  Further, the amounts shown in this statement, when reported on a quarterly basis, may differ materially due to adjustments in accruals, changes in facts and circumstances, changes in estimates, further analysis, and other factors.

3

Cash and cash equivalents have been reduced for uncleared checks.  On the balance sheet included with the Utility's Annual Report, Form 10-K and 10-Q, uncleared checks are treated as an accounts payable liability.

PACIFIC GAS AND ELECTRIC COMPANY
U.S. TRUSTEE INCOME STATEMENT
FOR THE MONTH ENDED FEBRUARY 28, 2003
AND THE TWENTY-THREE MONTHS ENDED FEBRUARY 28, 2003
(in millions)
		Case to date
	Month	twenty-three months
	ended	ended
	February 28, 2003	February 28, 2003
OPERATING REVENUES	$ 600	$ 19,826

OPERATING EXPENSES:
Cost of Electric Energy	175	2,310
Cost of Gas	162	2,222
Operating and Maintenance	196	5,243
Depreciation, Decommissioning, and Amortization	93	2,067
Total Operating Expenses	626	11,842

OPERATING INCOME (LOSS)	(26)	7,984

Interest Income (Expense)	(67)	(1,713)
Professional Fees	(3)	(63)
Other Income and (Expense)	3	(7)

PRE-TAX INCOME (LOSS)	(93)	6,201

Income Taxes	(43)	2,373

EARNINGS (LOSS)	(50)	3,828

Preferred Dividend Requirement	2	48

EARNINGS (LOSS) AVAILABLE FOR (ALLOCATED TO) COMMON STOCK	$ (52)	$ 3,780

PACIFIC GAS AND ELECTRIC COMPANY
U.S. TRUSTEE INCOME STATEMENT
FOR THE MONTH ENDED FEBRUARY 28, 2003
AND THE TWENTY-THREE MONTHS ENDED FEBRUARY 28, 2003

Notes

1

These unaudited financial statements are prepared for the U.S. Trustee and differ from the requirements of generally accepted accounting principles in that they exclude certain financial statements (statements of cash flows, stockholders equity, and other comprehensive income), relevant footnotes and certain reclassifications.

2

These unaudited financial statements were prepared using certain assumptions and estimates.  These assumptions and estimates are subject to revision.  Further, the amounts shown in this statement, when reported on a quarterly basis, may differ materially due to adjustments in accruals, changes in facts and circumstances, changes in estimates, further analysis, and other factors.

The results for the month of February 2003 are not indicative of future earnings. Future earnings could differ materially.

3

These unaudited financial statements were prepared using certain assumptions and estimates, including the estimated amount payable to the California Department of Water Resources (DWR).  The estimated amount recorded is subject to revision and actual results could differ materially.  Revenues collected on behalf of the DWR and the related costs are not reflected in these unaudited financial statements as Pacific Gas and Electric Company is a collection agent for the DWR.

4	Case to date results reflect the entire twenty-three month period ended February 28, 2003. The bankruptcy petition date is April 6, 2001.